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CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the inclusion in this Current Report on Form 8-K of Martin Marietta Corporation to be filed with the Securities and Exchange
Commission on or about February 17, 1995 of our report dated January 20, 1995, with respect to the December 31, 1994 consolidated financial statements of Martin Marietta Corporation and subsidiaries.

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 20, 1995, in:

1. Pre-Effective Amendment No. 1, dated April 18, 1988, to Registration Statement Number 33-20931 of Martin Marietta Technologies, Inc. on Form S-3;

2. Registration Statement Number 33-59466-01 of Martin Marietta
   Corporation and Martin Marietta Technologies, Inc. on Form S-3, dated March 12, 1993;

3. Registration Statement Number 33-61210 of Martin Marietta Corporation on Form S-3, dated April 16, 1993;

4. Registration Statement Number 33-57645 of Lockheed Martin Corporation on Form S-4, dated February 9, 1995;

5. Registration Statement Numbers:  33-60476, 33-60478, 33-60480, 33-
   60484, 33-60486, and 33-60782 of Martin Marietta Corporation on Forms S-8, each dated April 2, 1993;

6. Registration Statement Numbers 33-52429 and 33-52431 of Martin
   Marietta Corporation on Forms S-8, each dated February 28, 1994.

                                    ERNST & YOUNG LLP

Washington, D.C.
February 15, 1995